UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2021

Solitron Devices, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-04978	22-1684144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way
West Palm Beach, Florida	33407
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 848-4311

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed below, the stockholders of Solitron Devices, Inc. (the “Company”) approved the 2019 Stock Incentive Plan at the 2021 Annual Meeting of Stockholders held on December 9, 2021 (the “Annual Meeting”). The Board of Directors of the Company previously adopted the 2019 Stock Incentive Plan on June 28, 2019. A summary of the 2019 Stock Incentive Plan is set forth on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2019 and the Company’s definitive proxy statement filed with the SEC on November 5, 2021 (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting. Each stockholder of common stock was entitled to one vote on each of the five director nominees and one vote on each matter properly presented at the Annual Meeting for each share of common stock owned by that stockholder on the record date.

Proposal 1 – The election of five (5) directors. The Class III director will serve for a term until the 2022 Annual Meeting of Stockholders, the Class I directors will serve for a term until the 2023 Annual Meeting of Stockholders and the Class II directors will serve for a term until the 2024 Annual Meeting of Stockholders.

Nominee	Class	Votes For	Votes Against	Abstain	Broker Non-Votes
Dwight P. Aubrey	Class I	1,074,694	1,432	42,945	173,239
John F. Chiste	Class I	1,074,735	1,441	42,895	173,239
Tim Eriksen	Class II	1,096,145	1,430	21,496	173,239
David W. Pointer	Class II	1,074,355	22,211	22,505	173,239
Charles M. Gillman	Class III	1,017,474	79,092	22,505	173,239

Proposal 2 – The ratification of the selection of MaloneBailey LLP as the Company’s independent certified public accountants for the fiscal year ending February 28, 2022.

Votes For	Votes Against	Abstain
1,289,688	379	2,243

Proposal 3 – A non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay”).

Votes For	Votes Against	Abstain	Broker Non-Votes
945,607	35,673	137,791	173,239

Proposal 4 – A non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years.

One Year	Two Years	Three Years	Broker Non-Votes
830,050	778	287,661	173,239

The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company’s Board of Directors in the Proxy Statement, that the Company will hold an advisory vote every year on the Company’s executive compensation until the next required frequency vote.

Proposal 5 – The approval of the 2019 Stock Incentive Plan.

Votes For	Votes Against	Abstain	Broker Non-Votes
996,396	95,042	27,633	173,239

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Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

The Company anticipates that once it has completed its relocation to its new facility and headquarters it will realize annual, aggregate cost savings of approximately $1.0 million, consisting of the elimination of the $40,000 monthly rent, reduced costs for gases and utilities due to the smaller footprint of the new facility and headquarters, the Company’s decision to not relocate and operate the Company’s wafer fab at the new facility and headquarters, payroll savings and insurance cost savings.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Solitron Devices, Inc. 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2019).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

Date: December 14, 2021	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer

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